The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement, the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 5, 2024

Filed Pursuant to Rule 424(b)(2)

Registration Statement Nos. 333-270327 and 333-270327-01

July----, 2024

Medium-Term Senior Notes, Series N

Pricing Supplement No. 2024-USNCH22519 to Product Supplement No. EA-08-02
dated March 23, 2023, Underlying Supplement No. 11 dated March 7, 2023 and
Prospectus Supplement and Prospectus each dated March 7, 2023

Citigroup Global Markets Holdings Inc. All Payments Due from Citigroup Global Markets Holdings Inc. Fully and Unconditionally Guaranteed by Citigroup Inc.

Market Linked Securities—Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nikkei 225 Index due July 12, 2029

■	Linked to the lowest performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nikkei 225 Index (each referred to as an “underlying”)

■	Unlike ordinary debt securities, the securities do not repay a fixed amount of principal at maturity. Whether you are repaid the stated principal amount of your securities at maturity will depend on the closing value of the lowest performing underlying on the calculation day. The lowest performing underlying is the underlying that has the lowest performance factor

■	Quarterly Coupon. The securities will pay a fixed coupon on a quarterly basis. The coupon rate will be determined on the pricing date and will be at least 7.10% per annum

■	Potential Loss of Principal. You will receive the stated principal amount at maturity if, and only if, the closing value of the lowest performing underlying on the calculation day is greater than or equal to its threshold value. If the closing value of the lowest performing underlying on the calculation day is less than its threshold value, you will lose a significant portion, and possibly all, of the stated principal amount of your securities

■	The threshold value for each underlying is equal to 80% of its starting value

■	You will have full downside exposure to the lowest performing underlying from its starting value if its closing value on the calculation day is less than its threshold value, but you will not participate in any appreciation of any underlying and will not receive any dividends on securities included in any underlying

■	Your return on the securities will depend solely on the performance of the underlying that is the lowest performing underlying. You will not benefit in any way from the performance of any better performing underlying. Therefore, you will be adversely affected if any underlying performs poorly, even if any other underlying performs favorably

■	All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.; if Citigroup Global Markets Holdings Inc. and Citigroup Inc. default on their obligations, you could lose some or all of your investment

■	The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the securities unless you are willing to hold them to maturity

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-6 and “Risk Factors” beginning on page PS-5 of the accompanying product supplement and beginning on page S-1 of the accompanying prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

The securities are unsecured debt obligations issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc.  All payments due on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.  None of Wells Fargo Securities, LLC (“Wells Fargo”) or any of its affiliates will have any liability to the purchasers of the securities in the event Citigroup Global Markets Holdings Inc. defaults on its obligations under the securities and Citigroup Inc. defaults on its guarantee obligations.  The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

	Per Security	Total
Public Offering Price(1)	$1,000.00	$
Maximum Underwriting Discount and Commission(2)(3)	$38.70	$
Proceeds to Citigroup Global Markets Holdings Inc.(2)	$961.30	$

(1) Citigroup Global Markets Holdings Inc. currently expects that the estimated value of the securities on the pricing date will be at least $900.00 per security, which will be less than the public offering price.  The estimated value of the securities is based on Citigroup Global Markets Inc.’s (“CGMI”) proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which any person may be willing to buy the securities from you at any time after issuance.  See “Valuation of the Securities” in this pricing supplement.

(2) CGMI, an affiliate of Citigroup Global Markets Holdings Inc., as the lead agent for the offering, expects to sell the securities to Wells Fargo, as agent. Wells Fargo will receive an underwriting discount and commission of up to 3.87% ($38.70) for each security it sells. Wells Fargo may pay selected dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of its affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), a fixed selling commission of 3.00% ($30.00) for each security they sell.  In addition to the selling commission allowed to WFA, Wells Fargo may pay $1.20 per security of the underwriting discount and commission to WFA as a distribution expense fee for each security sold by WFA. The total underwriting discount and commission and proceeds to Citigroup Global Markets Holdings Inc. shown above give effect to the actual underwriting discount and commission provided for the sale of the securities.  See “Supplemental Plan of Distribution” below and “Use of Proceeds and Hedging” in the accompanying prospectus for further information regarding how we have hedged our obligations under the securities.

(3) In respect of certain securities sold in this offering, CGMI may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Citigroup Global Markets Inc.	Wells Fargo Securities

Market Linked Securities—Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nikkei 225 Index due July 12, 2029

Terms of the Securities
Underlyings:	The EURO STOXX 50® Index, the Russell 2000® Index and the Nikkei 225 Index (each referred to as an “underlying,” and collectively as the “underlyings”)
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Stated Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a stated principal amount of $1,000.
Pricing Date*:	July 8, 2024
Issue Date*:	July 11, 2024
Calculation Day*:	July 9, 2029, subject to postponement if such date is not a trading day or certain market disruption events occur as described in the accompanying product supplement
Maturity Date*:	July 12, 2029, subject to postponement as described in the accompanying product supplement
Coupon Payment Dates*:	The 12th day of each January, April, July and October, beginning in October 2024 and ending in July 2029, provided that the July 2029 coupon payment date will be the maturity date. Each coupon payment date is subject to postponement as described in the accompanying product supplement.
Coupon Payment:

On each coupon payment date, the securities will pay a fixed coupon at a per annum rate equal to the coupon rate. Each “coupon payment” will be calculated per security as follows: ($1,000 × coupon rate)/4. Any coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.

Your return on the securities will be limited to the sum of your coupon payments, even if the ending value of the lowest performing underlying significantly exceeds its starting value. You will not participate in any appreciation of any underlying.

Coupon Rate:	At least 7.10% per annum (to be determined on the pricing date).
Maturity Payment Amount:

For each $1,000 stated principal amount security you hold at maturity, you will be entitled to receive (in addition to the coupon payment due at maturity):

•

If the ending value of the lowest performing underlying is greater than or equal to its threshold value:

$1,000; or

•

If the ending value of the lowest performing underlying is less than its threshold value:

$1,000 × performance factor of the lowest performing underlying

If the ending value of the lowest performing underlying is less than its threshold value, you will receive significantly less than the stated principal amount of your securities, and possibly nothing, at maturity.

Threshold Value:

With respect to the EURO STOXX 50® Index:         , which is equal to 80% of its starting value

With respect to the Russell 2000® Index:         , which is equal to 80% of its starting value

With respect to the Nikkei 225 Index:         , which is equal to 80% of its starting value

Starting Value:

With respect to the EURO STOXX 50® Index:         , its closing value on the pricing date

With respect to the Russell 2000® Index:         , its closing value on the pricing date

With respect to the Nikkei 225 Index:         , its closing value on the pricing date

Ending Value:	For each underlying, its closing value on the calculation day
Performance Factor:	For each underlying, its ending value divided by its starting value
Lowest Performing Underlying:	The underlying with the lowest performance factor

Market Linked Securities—Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nikkei 225 Index due July 12, 2029

Calculation Agent:	CGMI
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP / ISIN:	17332MDK7 / US17332MDK71
* Expected. To the extent that the issuer makes any change to the expected pricing date or expected issue date, the coupon payment dates, calculation day and maturity date may also be changed in the issuer’s discretion to ensure that the term of the securities remains the same.

Market Linked Securities—Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nikkei 225 Index due July 12, 2029

Additional Information

The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement.  The accompanying product supplement, underlying supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement.  For example, the accompanying product supplement contains important information about how the closing values of the underlyings will be determined and other specified events with respect to the underlyings.  The accompanying underlying supplement contains information about the underlyings that is not repeated in this pricing supplement.  It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement in deciding whether to invest in the securities.  Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

When we refer to “we,” “us” and “our” in this pricing supplement, we refer only to Citigroup Global Markets Holdings Inc. and not to any of its affiliates, including Citigroup Inc.

You may access the product supplement, underlying supplement and prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product Supplement No. EA-08-02 dated March 23, 2023: https://www.sec.gov/Archives/edgar/data/200245/000095010323004586/dp190173_424b2-wf0802.htm

•	Underlying Supplement No. 11 dated March 7, 2023: https://www.sec.gov/Archives/edgar/data/200245/000095010323003815/dp189981_424b2-us11.htm

•	Prospectus Supplement and Prospectus, each dated March 7, 2023: https://www.sec.gov/Archives/edgar/data/200245/000119312523063080/d470905d424b2.htm

Market Linked Securities—Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nikkei 225 Index due July 12, 2029

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

•	seek an investment with periodic coupon payments equal to the amount indicated on the cover hereof until maturity;

•	understand that if the ending value of the lowest performing underlying is less than its threshold value, they will be fully exposed to the decline in the lowest performing underlying from its starting value and will receive significantly less than the stated principal amount, and possibly nothing, at maturity;

•	understand that the return on the securities will depend solely on the performance of the lowest performing underlying and that they will not benefit in any way from the performance of any better performing underlying;

•	understand that the securities are riskier than alternative investments linked to only one of the underlyings or linked to a basket composed of each underlying;

•	understand and are willing to accept the full downside risks of each underlying;

•	are willing to forgo participation in any appreciation of any underlying and dividends on securities included in the underlyings; and

•	are willing to hold the securities to maturity.

The securities may not be an appropriate investment for investors who:

•	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

•	are unwilling to accept the risk that the ending value of the lowest performing underlying may be less than its threshold value;

•	seek full return of the stated principal amount of the securities at maturity;

•	are unwilling to purchase securities with the estimated value set forth on the cover page;

•	seek exposure to the upside performance of any or each underlying;

•	seek exposure to a basket composed of each underlying or a similar investment in which the overall return is based on a blend of the performances of the underlyings, rather than solely on the lowest performing underlying;

•	are unwilling to accept the risk of exposure to the underlyings;

•	are unwilling to accept the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.; or

•	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Summary Risk Factors” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the underlyings, please see the information provided below.

Market Linked Securities—Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nikkei 225 Index due July 12, 2029

Determining Maturity Payment Amount

On the maturity date, you will receive (in addition to the coupon payment due at maturity) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which underlying is the lowest performing underlying. The lowest performing underlying is the underlying with the lowest performance factor, calculated for each underlying as its ending value divided by its starting value.

Step 2: Calculate the maturity payment amount based on the ending value of the lowest performing underlying, as follows:

Market Linked Securities—Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nikkei 225 Index due July 12, 2029

Hypothetical Payout Profile

The following profile illustrates the potential maturity payment amount on the securities (excluding the coupon payment due at maturity) for a range of hypothetical performances of the lowest performing underlying from its starting value to its ending value. This graph has been prepared for purposes of illustration only. Your actual return on the securities will depend on the actual ending value of the lowest performing underlying and whether you hold your securities to the maturity date.  The performance of any better performing underlying is not relevant to your return on the securities.

■ The Securities                          ■ The Lowest Performing Underlying

Market Linked Securities—Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nikkei 225 Index due July 12, 2029

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities.  The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each of the underlyings.  Accordingly, the securities are appropriate only for investors who are capable of understanding the complexities and risks of the securities.  You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the appropriateness of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities.  You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors” beginning on page PS-5 in the accompanying product supplement.  You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

You May Lose Some Or All Of Your Investment.

Unlike conventional debt securities, the securities do not provide for the repayment of the stated principal amount at maturity in all circumstances. Instead, your maturity payment amount will depend on the ending value of the lowest performing underlying. If the ending value of the lowest performing underlying is less than its threshold value, you will lose 1% of the stated principal amount of the securities for every 1% by which the lowest performing underlying has declined from its starting value.  There is no minimum maturity payment amount on the securities, and you may lose up to all of your investment.

Higher Coupon Rates Are Associated With Greater Risk.

The securities offer coupon payments at an annualized rate that would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. This higher potential yield is associated with greater levels of expected risk as of the pricing date for the securities, including the risk that the value of what you receive at maturity may be significantly less than the stated principal amount of your securities, and may be zero. The volatility of and the correlation between the underlyings are important factors affecting these risks. Greater expected volatility of and lower expected correlation between the underlyings as of the pricing date may result in a higher coupon rate, but would also represent a greater expected likelihood as of the pricing date that the ending value of at least one underlying will be less than its threshold value, such that you will not be repaid the stated principal amount of your securities at maturity.

The Securities Are Subject To Heightened Risk Because They Have Multiple Underlyings.

The securities are more risky than similar investments that may be available with only one underlying. With multiple underlyings, there is a greater chance that any one underlying will perform poorly, adversely affecting your return on the securities.

The Securities Are Subject To The Risks Of Each Of The Underlyings And Will Be Negatively Affected If Any One Underlying Performs Poorly, Regardless Of The Performance Of Any Other Underlying.

You are subject to risks associated with each of the underlyings. If any one underlying performs poorly, you will be negatively affected, regardless of the performance of any other underlying. The securities are not linked to a basket composed of the underlyings, where the blended performance of the underlyings would be better than the performance of the lowest performing underlying alone.  Instead, you are subject to the full risks of whichever of the underlyings is the lowest performing underlying.

You Will Not Benefit In Any Way From The Performance Of Any Better Performing Underlying.

The return on the securities depends solely on the performance of the lowest performing underlying, and you will not benefit in any way from the performance of any better performing underlying.

You Will Be Subject To Risks Relating To The Relationship Between The Underlyings.

It is preferable from your perspective for the underlyings to be correlated with each other, in the sense that they tend to increase or decrease at similar times and by similar magnitudes.  By investing in the securities, you assume the risk that the underlyings will not exhibit this relationship.  The less correlated the underlyings, the more likely it is that any one of the underlyings will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlyings to perform poorly; the performance of any underlying that is not the lowest performing underlying is not relevant to your return on the securities.  It is impossible to predict what the relationship between the underlyings will be over the term of the securities.  The underlyings differ in significant ways and, therefore, may not be correlated with each other.

Market Linked Securities—Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nikkei 225 Index due July 12, 2029

The Securities Offer Downside Exposure To The Lowest Performing Underlying, But No Upside Exposure To Any Underlying.

You will not participate in any appreciation in the value of any underlying over the term of the securities. Consequently, your return on the securities will be limited to the sum of the coupon payments you receive and may be significantly less than the return on any underlying over the term of the securities. In addition, as an investor in the securities, you will not receive any dividends or other distributions or have any other rights with respect to any underlying.

Your Maturity Payment Amount Depends On The Value Of The Lowest Performing Underlying On A Single Day.

Because your maturity payment amount depends on the value of the lowest performing underlying solely on the calculation day, you are subject to the risk that the value of the lowest performing underlying on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested in another instrument linked to the lowest performing underlying that you could sell for full value at a time selected by you, or if the maturity payment amount were based on an average of values of the lowest performing underlying, you might have achieved better returns.

The Securities Are Subject To The Credit Risk Of Citigroup Global Markets Holdings Inc. And Citigroup Inc.

If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

The Securities Will Not Be Listed On Any Securities Exchange And You May Not Be Able To Sell Them Prior To Maturity.

The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. We have been advised that Wells Fargo currently intends to make a secondary market in relation to the securities. However, Wells Fargo may suspend or terminate making a market without notice, at any time and for any reason. If Wells Fargo suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that Wells Fargo will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

The Estimated Value Of The Securities On The Pricing Date, Based On CGMI’s Proprietary Pricing Models And Our Internal Funding Rate, Is Less Than The Public Offering Price.

The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the public offering price. These costs include (i) any selling concessions or other fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates and/or Wells Fargo or its affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The Estimated Value Of The Securities Would Be Lower If It Were Calculated Based On Wells Fargo’s Determination Of The Secondary Market Rate With Respect To Us” below.

The Estimated Value Of The Securities Was Determined For Us By Our Affiliate Using Proprietary Pricing Models.

CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of and correlation between the underlyings, dividend yields on the securities included in the underlyings and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

The Estimated Value Of The Securities Would Be Lower If It Were Calculated Based On Wells Fargo’s Determination Of The Secondary Market Rate With Respect To Us.

The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. We expect that our internal funding rate is generally lower than Wells Fargo’s determination of the secondary market rate with respect to us, which is the rate that we expect Wells Fargo will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on Wells Fargo’s determination of the secondary market rate with respect to us, rather than our internal funding rate, it would likely be lower. We determine our internal

Market Linked Securities—Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nikkei 225 Index due July 12, 2029

funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, Wells Fargo may determine the secondary market rate with respect to us for purposes of any purchase of the securities from you in the secondary market based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that Wells Fargo may deem appropriate.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Any Person May Be Willing To Buy The Securities From You In The Secondary Market.

Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, we expect that any value of the securities determined for purposes of a secondary market transaction will be based on Wells Fargo’s determination of the secondary market rate with respect to us, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, we expect that any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and may be reduced by the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the public offering price.

The Value Of The Securities Prior To Maturity Will Fluctuate Based On Many Unpredictable Factors.

The value of your securities prior to maturity will fluctuate based on the closing values of the underlyings, the volatility of the closing values of the underlyings, the correlation between the underlyings, dividend yields on the securities included in the underlyings, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate, among other factors described under “Risk Factors—General Risk Factors Relating To All Securities— The Value Of Your Securities Prior To Maturity Will Fluctuate Based On Many Unpredictable Factors” in the accompanying product supplement.  Changes in the closing values of the underlyings may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the public offering price.

We Have Been Advised That, Immediately Following Issuance, Any Secondary Market Bid Price Provided By Wells Fargo, And The Value That Will Be Indicated On Any Brokerage Account Statements Prepared By Wells Fargo Or Its Affiliates, Will Reflect A Temporary Upward Adjustment.

The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

The EURO STOXX 50® Index and the Nikkei 225 Index Are Subject To Risks Associated With Non-U.S. Markets.

The stocks included in the EURO STOXX 50® Index and the Nikkei 225 Index have been issued by companies outside of the U.S. Foreign equity securities involve risks associated with the securities markets in foreign countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. There is also generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Moreover, the economies in such countries may differ unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

The Performance Of The EURO STOXX 50® Index and the Nikkei 225 Index Will Not Be Adjusted For Changes In Currency Exchange Rates.

The EURO STOXX 50® Index and the Nikkei 225 Index are composed of stocks traded in foreign currencies, the value of which may be subject to a high degree of fluctuation relative to the U.S. dollar.  However, the performance of the EURO STOXX 50® Index and the Nikkei 225 Index and the value of your securities will not be adjusted for exchange rate fluctuations.  If the foreign currencies appreciate relative to the U.S. dollar over the term of the securities, the performance of the EURO STOXX 50® Index and the Nikkei 225 Index as measured for purposes of the securities will be less than it would have been if they offered exposure to that appreciation in addition to the change in the prices of the underlying stocks.

Market Linked Securities—Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nikkei 225 Index due July 12, 2029

The Russell 2000® Index Is Subject To Risks Associated With Small Capitalization Stocks.

The stocks that constitute the Russell 2000® Index are issued by companies with relatively small market capitalization.  The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies.  These companies tend to be less well-established than large market capitalization companies.  Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies.  Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

Our Offering Of The Securities Is Not A Recommendation Of Any Underlying.

The fact that we are offering the securities does not mean that we or Wells Fargo or its affiliates believe that investing in an instrument linked to the underlyings is likely to achieve favorable returns. In fact, as we and Wells Fargo and its affiliates are each part of respective global financial institutions, our affiliates and affiliates of Wells Fargo may have positions (including short positions) in the underlyings or in instruments related to the underlyings, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlyings. These and other activities of our affiliates or of Wells Fargo or its affiliates may affect the closing values of the underlyings in a way that negatively affects the value of and your return on the securities.

The Closing Value Of An Underlying May Be Adversely Affected By Our Or Our Affiliates’, Or By Wells Fargo And Its Affiliates’, Hedging And Other Trading Activities.

We expect to hedge our obligations under the securities through CGMI or other of our affiliates and/or Wells Fargo or its affiliates, who may take positions in the underlyings or in financial instruments related to the underlyings and may adjust such positions during the term of the securities. Our affiliates and Wells Fargo and its affiliates also take positions in the underlyings or in financial instruments related to the underlyings on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the closing values of the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates or Wells Fargo and its affiliates while the value of the securities declines.

We And Our Affiliates And Wells Fargo And Its Affiliates May Have Economic Interests That Are Adverse To Yours As A Result Of Our And Their Respective Business Activities.

Our affiliates and Wells Fargo and its affiliates engage in business activities with a wide range of companies.  These activities include extending loans, making and facilitating investments, underwriting securities offerings and providing advisory services.  These activities could involve or affect the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates or Wells Fargo or its affiliates while the value of the securities declines.  In addition, in the course of this business, we or our affiliates or Wells Fargo or its affiliates may acquire non-public information, which will not be disclosed to you.

The Calculation Agent, Which Is An Affiliate Of Ours, Will Make Important Determinations With Respect To The Securities.

If certain events occur during the term of the securities, such as market disruption events and other events with respect to an underlying, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities.  In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.  See “Risk Factors—General Risk Factors Relating To All Securities—The Calculation Agent, Which Is An Affiliate Of Ours, Will Make Important Determinations With Respect To The Securities” in the accompanying product supplement.

Changes That Affect The Underlyings May Affect The Value Of Your Securities.

The sponsors of the underlyings may at any time make methodological changes or other changes in the manner in which they operate that could affect the values of the underlyings.  We are not affiliated with any such underlying sponsor and, accordingly, we have no control over any changes any such sponsor may make.  Such changes could adversely affect the performance of the underlyings and the value of and your return on the securities.

The Stated Maturity Date May Be Postponed If The Calculation Day Is Postponed.

The calculation day with respect to an underlying will be postponed for non-trading days and certain market disruption events. If such a postponement occurs, the maturity date will be postponed. For more information regarding adjustments to calculation days and payment dates and the circumstances that may result in a market disruption event, see the relevant sections of the accompanying product supplement.

Market Linked Securities—Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nikkei 225 Index due July 12, 2029

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”).  Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below.  If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected.  Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

As described in “United States Federal Tax Considerations” below, in connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend to treat a portion of each coupon payment as attributable to interest and the remainder to option premium.  However, in light of the uncertain treatment of the securities, it is possible that other persons having withholding or information reporting responsibility in respect of the securities may treat a security differently, for instance, by treating the entire coupon payment as ordinary income at the time received or accrued by a holder and/or treating some or all of each coupon payment on a security to a non-U.S. investor as subject to withholding tax at a rate of 30%.

If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

Market Linked Securities—Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nikkei 225 Index due July 12, 2029

Hypothetical Returns

The following table illustrates, for a range of hypothetical performance factors of the lowest performing underlying, the hypothetical maturity payment amount payable at maturity per security (excluding the coupon payment due at maturity).  The performance factor of the lowest performing underlying is its ending value divided by its starting value.

Hypothetical performance factor of lowest performing underlying	Hypothetical maturity payment amount per security
200.00%	$1,000.00
175.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
79.99%	$799.90
70.00%	$700.00
60.00%	$600.00
50.00%	$500.00
25.00%	$250.00
0.00%	$000.00

The above figures do not take into account coupon payments received during the term of the securities. As evidenced above, in no event will you have a positive return based on the maturity payment amount; your positive return will be based solely on the coupon payments received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you will receive at maturity will depend on the actual ending value of the lowest performing underlying. The performance of any better performing underlying is not relevant to your return on the securities.

Market Linked Securities—Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nikkei 225 Index due July 12, 2029

Hypothetical Payments at Maturity

The examples below illustrate how to determine the maturity payment amount on the securities.  The examples are solely for illustrative purposes, do not show all possible outcomes and are not a prediction of any payment that may be made on the securities.

The examples below are based on the following hypothetical values and do not reflect the actual starting values or threshold values of the underlyings.  For the actual starting value and threshold value of each underlying, see “Terms of the Securities” above.  We have used these hypothetical values, rather than the actual values, to simplify the calculations and aid understanding of how the securities work.  However, you should understand that the actual payments on the securities will be calculated based on the actual starting value and threshold value of each underlying, and not the hypothetical values indicated below.

Underlying	Hypothetical starting value	Hypothetical threshold value
EURO STOXX 50® Index	100.00	80.00 (80% of its hypothetical starting value)
Russell 2000® Index	100.00	80.00 (80% of its hypothetical starting value)
Nikkei 225 Index	100.00	80.00 (80% of its hypothetical starting value)

The hypothetical examples below illustrate the calculation of the maturity payment amount on the securities, assuming that the ending values of the underlyings are as indicated below.

	Hypothetical ending value of EURO STOXX 50® Index	Hypothetical ending value of Russell 2000® Index	Hypothetical ending value of Nikkei 225 Index	Hypothetical maturity payment amount per security
Example 1	130.00 (performance factor = 130.00 / 100.00 = 1.30)	120.00 (performance factor = 120.00 / 100.00 = 1.20)	110.00 (performance factor = 110.00 / 100.00 = 1.10)	$1,000.00
Example 2	40.00 (performance factor = 40.00 / 100.00 = 0.40)	80.00 (performance factor = 80.00 / 100.00 = 0.80)	90.00 (performance factor = 90.00 / 100.00 = 0.90)	$400.00
Example 3	70.00 (performance factor = 70.00 / 100.00 = 0.70)	20.00 (performance factor = 20.00 / 100.00 = 0.20)	120.00 (performance factor = 120.00 / 100.00 = 1.20)	$200.00

Example 1: The Nikkei 225 Index has the lowest performance factor and, therefore, is the lowest performing underlying.  In this scenario, the ending value of the lowest performing underlying is greater than its threshold value.  Accordingly, the maturity payment amount is equal to the stated principal amount. In addition to the coupon payments received prior to the maturity date, on the maturity date you would receive $1,000.00 per security as well as the coupon payment due at maturity, but you would not participate in the appreciation of any of the underlyings.

Example 2: The EURO STOXX 50® Index has the lowest performance factor and, therefore, is the lowest performing underlying.  In this scenario, the ending value of the lowest performing underlying is less than its threshold value.  Accordingly, at maturity, you would receive a payment per security calculated as follows:

Maturity payment amount = $1,000 × performance factor of the lowest performing underlying

= $1,000 × 0.40

= $400.00

In this scenario, you would receive significantly less than the stated principal amount of your securities at maturity. In addition to the coupon payments received prior to the maturity date, on the maturity date you would receive $400.00 per security as well as the coupon payment due at maturity. You would incur a loss of principal based on the performance of the lowest performing underlying.

Example 3: The Russell 2000® Index has the lowest performance factor and, therefore, is the lowest performing underlying.  In this scenario, the ending value of the lowest performing underlying is less than its threshold value.  Accordingly, at maturity, you would receive a payment per security calculated as follows:

Maturity payment amount = $1,000 × performance factor of the lowest performing underlying

Market Linked Securities—Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nikkei 225 Index due July 12, 2029

= $1,000 × 0.20

= $200

In this scenario, you would receive significantly less than the stated principal amount of your securities at maturity. In addition to the coupon payments received prior to the maturity date, on the maturity date you would receive $200.00 per security as well as the coupon payment due at maturity. You would incur a loss of principal based on the performance of the lowest performing underlying.

It is possible that the ending value of the lowest performing underlying will be less than its threshold value, such that you will receive significantly less than the stated principal amount of your securities at maturity.

Market Linked Securities—Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nikkei 225 Index due July 12, 2029

Information About the EURO STOXX 50® Index

The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the EURO STOXX® Supersector indices, which represent the Eurozone portion of the STOXX Europe 600® Supersector indices. The STOXX Europe 600® Supersector indices contain the 600 largest stocks traded on the major exchanges of certain European countries. The EURO STOXX 50® Index is calculated and maintained by STOXX Limited.

Please refer to the section “Equity Index Descriptions— The STOXX Benchmark Indices” in the accompanying underlying supplement for additional information.

We have derived all information regarding the EURO STOXX 50® Index from publicly available information and have not independently verified any information regarding the EURO STOXX 50® Index.  This pricing supplement relates only to the securities and not to the EURO STOXX 50® Index.  We make no representation as to the performance of the EURO STOXX 50® Index over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only.  The sponsor of the EURO STOXX 50® Index is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the EURO STOXX 50® Index on June 28, 2024 was 4,894.02.

The graph below shows the closing value of the EURO STOXX 50® Index for each day such value was available from January 2, 2019 to June 28, 2024.  We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

Market Linked Securities—Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nikkei 225 Index due July 12, 2029

Information About the Russell 2000® Index

The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. All stocks included in the Russell 2000® Index are traded on a major U.S. exchange. It is calculated and maintained by FTSE Russell.

Please refer to the section “Equity Index Descriptions—The Russell Indices” in the accompanying underlying supplement for additional information.

We have derived all information regarding the Russell 2000® Index from publicly available information and have not independently verified any information regarding the Russell 2000® Index.  This pricing supplement relates only to the securities and not to the Russell 2000® Index.  We make no representation as to the performance of the Russell 2000® Index over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only.  The sponsor of the Russell 2000® Index is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the Russell 2000® Index on June 28, 2024 was 2,047.691.

The graph below shows the closing value of the Russell 2000® Index for each day such value was available from January 2, 2019 to June 28, 2024.  We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

Market Linked Securities—Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nikkei 225 Index due July 12, 2029

The Nikkei 225 Index

The Nikkei 225 Index is a stock index that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index is currently based on 225 underlying stocks trading on the Tokyo Stock Exchange representing a broad cross-section of Japanese industries. Non-ordinary shares, such as shares of ETFs, REITs, preferred stock or other preferred securities or tracking stocks, are excluded from the Nikkei 225 Index. It is calculated and maintained by Nikkei Inc.

Please refer to the section “Equity Index Descriptions— The Nikkei 225 Index” in the accompanying underlying supplement for additional information.

We have derived all information regarding the Nikkei 225 Index from publicly available information and have not independently verified any information regarding the Nikkei 225 Index. This pricing supplement relates only to the securities and not to the Nikkei 225 Index. We make no representation as to the performance of the Nikkei 225 Index over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the Nikkei 225 Index is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the Nikkei 225 Index on June 28, 2024 was 39,583.08.

The graph below shows the closing value of the Nikkei 225 Index for each day such value was available from January 2, 2019 to June 28, 2024.  We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

Market Linked Securities—Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nikkei 225 Index due July 12, 2029

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities.  In connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat a security as a put option (the “Put Option”) written by you with respect to the underlying shares, secured by a cash deposit equal to the stated principal amount of the security (the “Deposit”).  In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.  Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.  Under this treatment:

•	a portion of each coupon payment made with respect to the securities will be attributable to interest on the Deposit; and

•	the remainder will represent premium attributable to your grant of the Put Option (“Put Premium”).

We will specify in the final pricing supplement the portion of each coupon payment that we will allocate to interest on the Deposit and to Put Premium, respectively.

Assuming the treatment of a security as a Put Option and a Deposit is respected, amounts treated as interest on the Deposit should be taxed as ordinary interest income, while the Put Premium should not be taken into account prior to maturity or disposition of the securities.  See “United States Federal Tax Considerations—Tax Consequences to U.S. Holders” in the accompanying product supplement.

We do not plan to request a ruling from the IRS regarding the treatment of the securities.  An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized.  In addition, the U.S. Treasury Department and the IRS requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts.  Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions below and in the section of the accompanying product supplement entitled “United States Federal Tax Considerations,” if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, under current law you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“Underlying Securities”) or indices that include Underlying Securities.  Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations.  However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one.  Based on the terms of the securities and representations provided by us as of the date of this preliminary pricing supplement, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any Underlying Security and, therefore, should not be subject to withholding tax under Section 871(m).  However, the final determination regarding the treatment of the securities under Section 871(m) will be made as of the pricing date for the securities, and it is possible that the securities will be subject to withholding tax under Section 871(m) based on the circumstances as of that date.

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment.  Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions.  You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Market Linked Securities—Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nikkei 225 Index due July 12, 2029

While we currently do not intend to withhold on payments on the securities to Non-U.S. Holders (subject to compliance with the applicable certification requirements and the discussion in the accompanying product supplement regarding “FATCA”), in light of the uncertain treatment of the securities other persons having withholding or information reporting responsibility in respect of the securities may treat some or all of each coupon payment on a security as subject to withholding tax at a rate of 30%.  Moreover, it is possible that in the future we may determine that we should withhold at a rate of 30% on coupon payments on the securities.  We will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement.   The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Market Linked Securities—Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nikkei 225 Index due July 12, 2029

Supplemental Plan of Distribution

Pursuant to the terms of the Amended and Restated Global Selling Agency Agreement, dated April 7, 2017, CGMI, acting as principal, will purchase the securities from Citigroup Global Markets Holdings Inc. CGMI, as the lead agent for the offering, expects to sell the securities to Wells Fargo, as agent.  Wells Fargo will receive an underwriting discount and commission of up to 3.87% ($38.70) for each security it sells.  Wells Fargo may pay selected dealers, which may include WFA, a fixed selling commission of 3.00% ($30.00) for each security they sell. In addition to the selling commission allowed to WFA, Wells Fargo may pay $1.20 per security of the underwriting discount and commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, CGMI may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The Value Of The Securities Prior To Maturity Will Fluctuate Based On Many Unpredictable Factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

The estimated value of the securities is a function of the terms of the securities and the inputs to CGMI’s proprietary pricing models.  As of the date of this preliminary pricing supplement, it is uncertain what the estimated value of the securities will be on the pricing date because certain terms of the securities have not yet been fixed and because it is uncertain what the values of the inputs to CGMI’s proprietary pricing models will be on the pricing date.

We have been advised that, for a period of approximately five months following issuance of the securities, the price, if any, at which Wells Fargo would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by Wells Fargo or its affiliates, will reflect a temporary upward adjustment from the price or value that would otherwise be determined.  This temporary upward adjustment represents a portion of the costs associated with selling, structuring and hedging the securities that are included in the public offering price of the securities.  The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the five-month temporary adjustment period.  However, Wells Fargo is not obligated to buy the securities from investors at any time.  See “Summary Risk Factors—The Securities Will Not Be Listed On Any Securities Exchange And You May Not Be Able To Sell Them Prior To Maturity.”

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